Exhibit 5.1

August 5, 2009
Idenix Pharmaceuticals, Inc.
60 Hampshire Street
Cambridge, MA 02139

Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) a Registration Statement on Form S-3 (File No. 333-153471) (the “Registration Statement”) filed by Idenix Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of common stock, $0.001 par value per share of the Company (the “Common Stock”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $100,000,000 and (ii) the prospectus supplement, dated August 5, 2009 included in the Registration Statement (the “Prospectus Supplement”) relating to the issue and sale of up to 7,248,936 shares of Common Stock  (the “Shares”).

The Shares are to be sold by the Company pursuant to a purchase agreement (the “Purchase Agreement”) entered into by and between the Company and Leerink Swann LLC, the form of which has been filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, dated August 5, 2009, as filed with the Commission on the date hereof.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares.  We have examined signed copies of the Registration Statement and a copy of the Prospectus Supplement, each as filed with the Commission.  We have also examined and relied upon the Purchase Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Idenix Pharmaceuticals, Inc.
August 5, 2009

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issue and sale of the Shares and to the use of our name therein and in the Prospectus Supplement under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Brian A. Johnson
Brian A. Johnson, a Partner